                                                                    EXHIBIT 10.8



                         1995 STOCK PURCHASE AGREEMENT
                                    BETWEEN
                        VIAGRAFIX CORPORATION, PURCHASER
                                      AND
                         ROBERT WEBSTER, SHAREHOLDER OF
                    AMERICAN SMALL BUSINESS COMPUTERS, INC.


         THIS AGREEMENT, made and entered into at Pryor, Oklahoma, effective this 15th day of August, 1995, by and between VIAGRAFIX CORPORATION, an Oklahoma corporation, hereinafter referred to as ViaGrafix or Purchaser, first party, and ROBERT WEBSTER, of Pryor, Oklahoma, hereinafter referred to as Webster or Seller or Shareholder, second party, Selling Party;

         WITNESSETH:

1        ASSETS TO BE SOLD AND PURCHASED.

         1.1 All Capital Stock: Shareholder Webster represents that he is a shareholder of AMERICAN SMALL BUSINESS COMPUTERS, INC., an Oklahoma Corporation, hereinafter referred to as ASBC or the Company, and is the owner and holder of 1,422 shares of the fully paid and non assessable stock of ASBC, which are free and clear of any liens security interests or encumbrances.

         1.2 Real Estate: Also included in this sale is the following described real estate and premises situate in Mayes County, Oklahoma, described as follows, to-wit:

         A tract of land situated in Government Lot Numbered Three (3), in Section Five (5), Township Twenty (20) North, Range Nineteen (19) East of the Indian Base and Meridian, Mayes County, State of Oklahoma, more particularly described as follows, to-wit:

         Beginning at a point N 89degrees 54' 06" E a distance of 1940.62 feet and S 0degrees 05' 54" E a distance of 310.0 feet of the Northwest Corner of said Section 5; said point being on the southerly Right-of-Way of State Highway No. 69A; thence N 89degrees 54' 06" East and along said Right-of-Way, a distance of 320 feet; thence South 00degrees 05' 54" E a distance of 842.17 feet to a point on the Northerly Right-of-Way of the M.K.&T. Railroad Spur; thence N 59degrees 17' 28" W and along said Right-of-Way, a distance of 372.57 feet; thence N 00degrees 05' 54" W for a distance of 651.36 feet to the Point of Beginning, owned by the Seller, which constitutes the offices and production and shipping facility of ASBC, at 1 American Way, Pryor, Oklahoma, which is free and clear of all liens and encumbrances, except easements and restrictions of record, and to be transferred by Warranty Deed on the date of closing, executed by the Seller, and joined by his wife, which real estate and premises is valued by the parties at $1,121,332.

         1.3 Subject to the terms and conditions set forth in this agreement, on the closing date, Shareholder will transfer and convey the shares and real estate to the Buyer, and Buyer will acquire and purchase the shares and real estate from the Shareholder.

2        CONSIDERATION FOR PURCHASE.

         2.1 Total consideration for the purchase and sale of the stock and real estate shall be:

         Real Estate ONE MILLION ONE HUNDRED TWENTY ONE THOUSAND THREE HUNDRED THIRTY TWO DOLLARS ($1,121,332) plus a box of McDonalds Chocolaty Chip Cookies.

         ASBC 1422 shares Capital Stock, ONE MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND SIX HUNDRED SEVENTY DOLLARS ($1,978,670).

totaling the sum of THREE MILLION ONE HUNDRED THOUSAND AND TWO DOLLARS ($3,100,002.00), payable in the following manner:

                 2.1.1 The sum of TWO HUNDRED TWO THOUSAND ONE HUNDRED SEVENTY FIVE & 91/100 DOLLARS ($202,175.91) shall be paid by Buyer to Seller on the closing date.

                 2.1.2 The balance of $2,897,826.09 shall be paid by Buyer's Promissory Note to Seller with interest at 7.5% per annum, payable in monthly installments over the next 5 years.

The parties acknowledge that the Corporation is creating indebtedness at this time to GeoCapital III, L.P. in a related transaction; payments under the GeoCapital Note, and the Note provided for by this agreement shall be due on the same date, and ViaGrafix shall treat both GeoCapital and Webster notes as equal in priority, and in making payments on same shall not discriminate in favor of either of the holders of said notes.

         2.2 As an express condition of this purchase, upon Buyer acquiring all of the issued and outstanding capital stock of ASBC, the Seller agrees to make an election under Internal Revenue Code Section 338(h)(10) and subject to the following:

                 2.2.1 Seller and Buyer agree that they will elect to treat the sale of the shares pursuant to this Agreement as a deemed taxable sale of all of the assets of ASBC pursuant to Section 338 (h) (10) of the Code (the "Election"). Seller and Buyer agree to take or cause to be taken all actions necessary to file, on a timely basis, the election prescribed pursuant to Treasury Regulation Section 1.338(h)(10)-1, and that they will take all steps necessary to obtain comparable treatment, where applicable, under state or local law. Seller and Buyer further agree that they will not take, or cause to be taken, any action in connection with the filing of any Return of ASBC which would be inconsistent with or prejudice the Election, and shall not make any inconsistent written or oral statements during the course of any Taxing Authority audit.

3        CLOSING DATE

         3.1     Closing date of this transaction shall be August 15, 1995.

4        REPRESENTATIONS AND WARRANTIES OF SELLERS

         In order to induce the Buyer to enter into this Agreement, Webster warrants and represents:

         4.1 Business; Organization, Corporate Power and Authority. ASBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma.

         4.2 That it is the owner of the Shares transferred, and since acquiring said shares, there are no liens or encumbrances thereon.

         4.3 Material Contracts. Shareholder has disclosed to Buyer the existence of a Licensing Contract with Corel Corporation which has due to the Company a remaining unpaid balance of $250,000 which has been assigned by the corporation one half to Robert Webster, and one half to Bruce Taylor. Shareholder has disclosed to Buyer the assignment of 50,000 face value of GRDA municipal bonds to Robert Webster as of August 14, 1995. Buyer agrees to honor and comply with said assignments.

5        REPRESENTATIONS OF BUYER

         5.1 Buyer represents that this transaction, and all notes, security interests, mortgages, contracts, and other documents executed in connection herewith have been duly and properly authorized by corporate action of the Buyer, and such instruments and documents when duly executed and delivered shall be valid obligations of the Buyer, ViaGrafix Corporation.

6        SECURITIES REGISTRATION

         Each of the parties acknowledge and represent that the stock exchanged under this agreement is not registered under the Security Act of 1933, or the Oklahoma

Securities Act, and have been acquired by each of the parties with a view to investment. Each of the parties are knowledgeable and experienced in making of venture capital investments, and is able to bear the economic risk of loss of its investment in the respective companies, and have been granted the opportunity to make a thorough investigation of the affirs of the Company and has availed itself of such opportunity to the extent deemed necessary. That each of the parties are "accredited investors" as defined in Rule 501 of Regulation D under the Securities Act.

7        BINDING UPON HEIRS AND ASSIGNS.

         4.1 This agreement shall be binding upon the parties, and their heirs, executors, personal representatives, trustees, successors, and assigns, and the terms hereof shall survive the closing.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed in duplicate originals at Pryor, Oklahoma, on this 15th day of August, 1995.

Buyer:                                    Seller:

ViaGrafix Corporation


--------------------------------          -----------------------------
Mike Webster, President                   Robert Webster


The undersigned shareholders of ViaGrafix Corporation, do hereby ratify and approve the foregoing agreement, this 15th day of August, 1995.

GeoCapital III, L.P.
By: Geocapital Management, L.P.


By:


-----------------------------------
Larry Lepard General Partner


-----------------------------------
Robert Webster


-----------------------------------
Mike Webster





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